UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 28, 2021

AFC GAMMA, INC.
(Exact name of Registrant as Specified in Its Charter)

Maryland	001-39995	85-1807125
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

525 Okeechobee Blvd., Suite 1770
West Palm Beach, FL, 33401
(Address of principal executive offices, including zip code)

561-510-2390
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	AFCG	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (Sec.230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Sec.240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 8.01	Other Events.

On June 28, 2021, AFC Gamma, Inc., a Maryland corporation (the “Company”) completed the underwritten offering of 2,750,000 shares of its common stock, $0.01 par value per share (the “Common Stock”) at a price to the public of $20.50 per share (the “Offering”). The Company has granted the underwriters a 30-day option to purchase up to an additional 412,500 shares of Common Stock at the public offering price, less discounts and commissions. The gross proceeds to the Company from the Offering were approximately $56.4 million, before deducting underwriting discounts and commissions and offering expenses payable by the Company and assuming the underwriters do not exercise their option to purchase additional shares.

The Offering was made pursuant to the final prospectus, dated June 23, 2021 and filed with the U.S. Securities and Exchange Commission on June 24, 2021, pursuant to Rule 424(b) under the Securities Act of 1933, as amended, relating to the Registration Statement on Form S-11 (File No. 333-257248).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 28, 2021	AFC GAMMA, INC.

	By:	/s/ Thomas Geoffroy
Thomas Geoffroy
Chief Financial Officer and Treasurer